UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 3, 2015, Cheniere Energy, Inc., a Delaware corporation (the “Company”), entered into a placement agent agreement (the “Placement Agent Agreement”) with Lazard Frères & Co. LLC (“Lazard”) pursuant to which the Company engaged Lazard to act as its exclusive placement agent in connection with the registered offer and sale to investors of $625,000,000 aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2045 (the “Notes”). Pursuant to the terms of the Placement Agent Agreement, Lazard has no obligation to purchase or sell any of the Notes and has agreed to use its reasonable best efforts to arrange for the sale of the Notes. The Company has agreed to pay Lazard for its services as placement agent a fee equal to 0.6% of the gross proceeds received by the Company from the sale of the Notes.

The closing of the offering of the Notes is expected to take place on March 9, 2015 (the “Closing Date”), pursuant to which the Company expects to receive proceeds, after deducting the placement agent’s fees and offering expenses, of approximately $495.7 million. The Company will use the net proceeds from the sale of the Notes for general corporate purposes.

The Notes will be issued pursuant to a base indenture, as amended and supplemented by a first supplemental indenture, in each case to be entered into on the Closing Date between the Company and The Bank of New York Mellon, as trustee.

The offering of the Notes was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-181190). A prospectus supplement dated March 3, 2015 relating to the offering of the Notes was filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the Placement Agent Agreement is not complete and is qualified in its entirety by reference to the full text of the Placement Agent Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

The opinions of counsel regarding the legality of the Notes and certain federal income tax matters are filed as Exhibits 5.1 and 8.1, respectively, hereto.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
1.1	Placement Agent Agreement, dated March 3, 2015, by and between Cheniere Energy, Inc. and Lazard Frères & Co. LLC
5.1	Opinion of Andrews Kurth LLP regarding the legality of the Notes
8.1	Opinion of Andrews Kurth LLP regarding certain federal income tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: March 9, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agent Agreement, dated March 3, 2015, by and between Cheniere Energy, Inc. and Lazard Frères & Co. LLC
5.1	Opinion of Andrews Kurth LLP regarding the legality of the Notes
8.1	Opinion of Andrews Kurth LLP regarding certain federal income tax matters